Exhibit 16.1


Paritz & Company, P.A.                                15 Warren Street, Suite 25
                                                    Hackensack, New Jersey 07601
                                                             Tel: (201) 342-7753
                                                             Fax: (201) 342-7598

   Certified Public Accountants


March 7, 2017
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549-7561

Dear Sirs/Madams:

We have read Item 4.01 (a) of Form 8-K dated March 7, 2017, of
Newgioco Group, Inc. and are in agreement with the statements contained in the
Item 4.01 (a) therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


Very truly yours,

/s/ Paritz & Company, P.A.

Hackensack, New Jersey